EXHIBIT 5.1

[Letterhead of Alston & Bird LLP]

July 21, 2005

Regions Financial Corporation
417 North 20th Street
Birmingham, Alabama 35203

Regions Financing Trust II
417 North 20th Street
Birmingham, Alabama 35203

Regions Financing Trust III
417 North 20th Street
Birmingham, Alabama 35203

Regions Financing Trust IV
417 North 20th Street
Birmingham, Alabama 35203

Ladies and Gentlemen:

     This opinion is delivered in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a registration statement on Form S-3 (the “Registration Statement”) by Regions Financial Corporation, a Delaware corporation (the “Company”), Regions Financial Financing Trust II, a Delaware statutory trust (“Trust II”), Regions Financial Financing Trust III, a Delaware statutory trust (“Trust III”), and Regions Financial Financing Trust IV, a Delaware statutory trust (“Trust IV” and, together with Trust II and Trust III, the “Trusts,” and each individually a “Trust”), relating to the offering from time to time, together or separately and in one or more series, of the following securities: (A) of the Company: (i) senior debt securities (the “Senior Debt Securities”); (ii) subordinated debt securities (including any junior subordinated debt securities which may be issued in connection with an issuance of Trust Preferred Securities (as defined below)) (the “Subordinated Debt Securities”); (iii) Trust Guarantees (as defined below) (iv) preferred stock; (v) depositary shares; (vi) common stock; (vii) warrants; (viii) stock purchase contracts; and (ix) units (collectively, the “Securities”); (B) of Trust II: preferred securities (the “Trust II Preferred Securities”), as guaranteed by the Company (the “Trust II Guarantee”); (C) of Trust III: preferred securities (the “Trust III Preferred Securities”), as guaranteed by the Company (the “Trust III Guarantee”); and (D) of Trust IV: preferred securities (the “Trust IV Preferred Securities,” and together with the Trust II Preferred Securities and the Trust III Preferred Securities, the “Trust Preferred Securities”), as guaranteed by the Company (the

“Trust IV Guarantee” and, together with the Trust II Guarantee and Trust III Guarantee, the “Trust Guarantees,” and each individually a “Trust Guarantee”). This opinion is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

     The Securities, together with the Trust Preferred Securities, will have an aggregate offering price of up to $2,000,000,000 and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

     The Senior Debt Securities are to be issued under a separate indenture for senior debt, to be entered into by and between the Company and Deutsche Bank Trust Company Americas, successor in interest to Bankers Trust Company Corporate Trust & Agency Service, as Trustee (the “Trustee”). The Subordinated Debt Securities are to be issued pursuant to that certain indenture dated February 26, 2001, between the Company and the Trustee. Each of the indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”).

     The Trust Preferred Securities, individually or in some combination, are to be issued from time to time pursuant to an amended and restated declaration of trust for each Trust, to be entered into by and among the Company, the Trustee, Deutsche Bank Trust Company Delaware, as Delaware trustee for each Trust (the “Delaware Trustee”), and administrative trustees for each Trust to be named therein. Each amended and restated declaration of trust will be subject to and governed by the TIA. The Trust Preferred Securities will only be offered in connection with the purchase by the Trusts of junior subordinated debt securities issued by the Company. Each Trust Guarantee will be evidenced by a guarantee agreement (the “Guarantee Agreement”) to be entered into by and between the Company and Deutsche Bank Trust Company Americas (the “Guarantee Trustee”).

     The depositary shares of the Company will be deposited under a deposit agreement to be entered into by and between the Company and a bank or trust company as depositary, and evidenced by depositary receipts. Each depositary receipt will represent a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share will represent will be set forth in the applicable prospectus supplement to the Registration Statement.

     Warrants of the Company will be issued either independently or together as units with other Securities and will be issued pursuant to a warrant agreement to be entered into by and between the Company and a bank or trust company as warrant agent. Terms of the warrants and the warrant agreement will be set forth in the applicable prospectus supplement to the Registration Statement.

     Stock purchase contracts of the Company will be issued independently or together as units with other Securities. The terms of the stock purchase contracts will be set forth in the applicable prospectus supplement to the Registration Statement.

     Units of the Company will be issued together with other Securities. The terms of the Units will be set forth in the applicable prospectus supplement to the Registration Statement.

     As counsel to the Company, we have examined relevant corporate and other documents and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have also assumed that each of the Company and the Trusts has been duly organized and is validly existing under the laws of the State of Delaware. As to questions of fact material to this opinion, we have relied upon the statements as to factual matters contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto. In addition, we have assumed that any samples of documents submitted to us will be executed without any alterations made thereto.

     To the extent that the obligations of the Company under any agreement (including without limitation any warrant agreement, deposit agreement, guarantee agreement, stock purchase contract or unit agreement) or indenture may be dependent upon such matters, we assume for purposes of this opinion that: (i) the other party or parties to such agreement or indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the other party or parties to such agreement or indenture is duly qualified to engage in the activities contemplated by the agreement or indenture, as applicable; (iii) the agreement or indenture has been duly authorized, executed and delivered by the other party or parties to such agreement or indenture, as applicable, and constitutes the valid and binding obligation of the other party or parties to such agreement or indenture, as applicable, enforceable against the other party or parties to such agreement or indenture, as applicable, in accordance with its terms; (iv) the other party or parties to such agreement or indenture is in compliance, with respect to any actions the other party to such agreement or indenture may take under such agreement or indenture, as applicable, with all applicable laws and regulations; and (v) the other party or parties to such agreement or indenture has the requisite organizational and legal power and authority to perform its obligations under such agreement or indenture, as applicable.

     For purposes of this opinion, the term “Enforceability Exceptions” shall mean any (A) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including the following concepts: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of the breach; (vi) impracticability or impossibility of performance; (vii) the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the Company; and (viii) unconscionability.

     Based upon the foregoing, and subject to all of the other assumptions, limitations and qualifications set forth herein, we are of the opinion as follows:

1.	The shares of common stock of the Company, when (A) the board of directors, or a committee thereof (the “Board of Directors”) of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of the common stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) if such common stock is in certificated form, certificates representing the shares of common stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of the common stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, upon receipt of the consideration approved by the Board of Directors of the Company therefor (not less than the par value of the common stock), will be validly issued, fully paid and nonassessable.

2.	The shares of preferred stock of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to designate the relevant rights, preferences, privileges, limitations or restrictions of the preferred stock and to approve the issuance and terms of the offering of the shares of the preferred stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of a Certificate of Designation relating to such preferred stock (the “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware, and (B) if such preferred stock is in certificated form, certificates representing the shares of preferred stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of the preferred stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, upon receipt of the consideration approved by the Board of Directors of the Company therefor (not less than the par value of the preferred stock), will be validly issued, fully paid and nonassessable.

3.	The depositary shares of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the depositary shares, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the depositary agreement or agreements relating to the depositary shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (C) the shares of preferred stock underlying such depositary shares have been duly and validly issued and are fully paid and nonassessable as contemplated in Paragraph 2 above and deposited with a bank or trust company (which meets the requirements for depositary set forth in the Registration Statement) under the applicable depositary agreements, and (D) the depositary receipts representing the depositary shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, will be validly issued and the depositary receipts will entitle the holders thereof to the rights specified in the depositary shares and the depositary agreement, subject to the Enforceability Exceptions.

4.	The warrants of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of warrants, including the authorization of the underlying securities, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the warrant agreement or agreements relating to the warrants have been duly authorized, executed and delivered by the Company and the warrant agent appointed by the Company, and (C) certificates or other instruments or documents, if any, representing the warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions.

5.	The stock purchase contracts of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of stock purchase contracts and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the stock purchase contracts have been duly executed and delivered by the Company, and (C) certificates or other instruments or documents, if any, evidencing the stock purchase contracts have been duly executed, countersigned, registered and delivered in accordance with the applicable stock purchase contract agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions.

6.	The units of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of units and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the units have been, if required, duly executed and delivered by the Company, and (C) certificates or other instruments or documents, if any, evidencing the units have been duly executed, countersigned, registered and delivered in accordance with the applicable unit agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions.

7.	Each series of the senior debt securities and subordinated debt securities of the Company, when duly established pursuant to the term of the indenture under which they are issued, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and duly executed, authenticated and issued as provided in an indenture and delivered against payment therefor, will constitute valid and legally binding obligations of the Company entitled to the benefits of the indenture under which the obligations are issued, subject to the Enforceability Exceptions.

8.	Each Guarantee Agreement of the Company, when it has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Guarantee Trustee, will constitute a valid and legally binding obligation of the Company subject to the Enforceability Exceptions.

     In rendering the opinions expressed in Paragraphs 1, 2, 3, 4, 5, 6, 7 and 8 above, we have further assumed that: (i) all Securities will be issued and sold in compliance with applicable law; (ii) the Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto; (iii) the Company will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and of any applicable warrant agreement, stock purchase contract agreement, unit agreement or depositary agreement and will take any other appropriate additional corporate action; and (iv) certificates or other instruments or documents, if any, representing the Securities will be duly executed and delivered and, to the extent required by the applicable indenture, warrant agreement, stock purchase contract agreement, unit agreement or depositary agreement, duly authenticated and countersigned.

     We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above. As to the validity and legality of the Trust Preferred Securities, you will be receiving the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trusts, in connection with any future offering of the Trust Preferred Securities by either of the Trusts pursuant to the Registration Statement. We are expressing no opinion with respect to any matters addressed in such opinion.

     The foregoing opinions are limited to the federal law of the United States of America, the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and the laws of the State of New York as it relates to the enforceability of documents, agreements and instruments referred to herein. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consents, we do not thereby admit that we are experts within the meaning of Section 7 of the Act.

     This opinion is limited to the matters herein and no opinion is implied or may be inferred beyond the matters expressly stated.

     This opinion is effective as of the date hereof and we hereby expressly disclaim any obligation to supplement this opinion for any changes which may occur hereafter with respect to any matters of fact or law addressed herein.

     This opinion is delivered to the addressees hereof solely for their use in connection with the transactions and matters relating to the Registration Statement, the Securities and the Trust Preferred Securities and may not be used or relied upon by any other person, and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

Very truly yours, ALSTON & BIRD LLP
By:	/s/ Michael P. Reed
A Partner